UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West

Seattle, Washington 98119

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2017, Omeros Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as the representative of the several underwriters named therein (collectively, the “Underwriters”) relating to the public offer and sale of 3,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a price to the public of $22.75 per share. The Company also granted Cantor Fitzgerald & Co. a 30-day option to purchase up to an additional 450,000 shares of the Common Stock (the “Optional Shares”). The net proceeds to the Company from the sale of the Common Stock, after deducting the underwriting fees and discount and other estimated offering expenses payable by the Company, are expected to be approximately $63.6 million, or approximately $73.1 million if the option to purchase the Optional Shares is exercised in full. The offering is expected to close on August 18, 2017, subject to the satisfaction of customary closing conditions.

The offer and sale of the Common Stock (as well as the Optional Shares) has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-219959), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 14, 2017. The Common Stock is being offered and sold pursuant to a prospectus dated August 14, 2017, as supplemented by a preliminary prospectus supplement that was filed with the Commission on August 14, 2017 and a final prospectus supplement that was filed with the Commission on August 16, 2017.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, and termination provisions.

The foregoing is a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K. The Underwriting Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Underwriting Agreement is not intended to provide any other factual information about the Company.

The legal opinion of Keller Rohrback L.L.P. relating to the Common Stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On August 15, 2017, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 14, 2017, among Omeros Corporation and Cantor Fitzgerald & Co., as representative of the Underwriters

5.1	Opinion of Keller Rohrback L.L.P.

23.1	Consent of Keller Rohrback L.L.P. (included in Exhibit 5.1)

99.1	Press release, dated August 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors

Date: August 17, 2017

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 14, 2017, among Omeros Corporation and Cantor Fitzgerald & Co., as representative of the Underwriters

5.1	Opinion of Keller Rohrback L.L.P.

23.1	Consent of Keller Rohrback L.L.P. (included in Exhibit 5.1)

99.1	Press release dated August 15, 2017